EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy and SBM Offshore Sign Alliance to
Accelerate Development of Un-tapped Offshore Heavy Oil Resources

Alliance represents another significant step to commercialize HTL

CALGARY, ALBERTA (March 20, 2013) – Ivanhoe Energy (TSX: IE; NASDAQ: IVAN) and SBM Offshore (SBM) are pleased to announce they have formed a global strategic alliance (Alliance), combining their respective expertise to create Floating, Production, Upgrading, Storage and Offloading vessels (FPUSO’s).

The two companies have combined their respective technologies and experience to produce a first of its kind design for offshore facilities that will economically produce and upgrade heavy oil from offshore fields with crude oil quality down to 10 °API gravity, or lower.  “We expect this combination of technologies to become the pre-eminent method for producing and upgrading heavy oil at offshore locations around the world,” said Michael Wyllie, SBM Chief Technology Officer.

Industry experts have estimated that offshore heavy oil resources exceed 500 billion barrels recoverable.  Given the global abundance of such oil deposits and depleting conventional oil supplies, this Alliance creates significant potential for the offshore heavy oil sector.

SBM is a publicly traded, world leader in providing offshore Floating, Production, Storage, and Offloading (FPSO) vessels.  With a market cap of over US$ three billion and over 7,000 employees, SBM currently has around 1 million barrels of throughput per day from a fleet of 16 production systems in operation world-wide.

Ivanhoe Energy’s Heavy-to-Light (HTL) process is a partial upgrading technology that drastically reduces the viscosity of stranded heavy oil resources and produces a high quality synthetic crude oil that commands greater value from refineries around the world.  In addition to creating operating efficiencies, the technology will greatly improve the economics of heavy oil development.  HTL’s small footprint and modularization capability makes installation on FPSOs possible.

Moreover, by providing a source of lighter oil on the FPUSO, some of this fluid can be re-circulated back to the subsea wells, providing a robust solution to overcome the flow assurance challenges of subsea heavy oil wells.  This important feature can be an enabler for heavy oil field developments, especially those in deep water.

“Ivanhoe Energy and SBM collaborated over the last two years to develop this new concept,” said Dr. Michael Silverman, Ivanhoe Energy Chief Technology Officer.  “In 2012, with engineering support from

AMEC Engineering, we completed the conceptual design of an offshore FPUSO facility that will upgrade up to 60,000 barrels per day.”

The Alliance is exploring a number of potential business models and applications.  Given the number of existing and potential FPSOs, this Alliance is another important avenue to commercialize the HTL process in the near term.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, Ecuador and Mongolia, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTLTM technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2012 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Ivanhoe Energy
Hilary McMeekin
Manager, Corporate Communications
(403) 817 1108
hmcmeekin@ivanhoeenergy.com